Exhibit 3.1
As Amended Effective September 6, 2023

BYLAWS

OF

TRINITY INDUSTRIES, INC.

ARTICLE I.

Offices

    Section 1.     Registered Office. The registered office shall be located in the City of Wilmington, County of New Castle, State of Delaware.

    Section 2.    Other Offices. The corporation may also have offices at such other places within or without the State of Delaware as the Board of Directors may from time to time determine, or as the business of the corporation may require.

ARTICLE II.

Meetings of Stockholders

    Section 1.    Location of Meetings. Meetings of the stockholders for any purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

    Section 2.    Annual Meetings of Stockholders. The annual meeting of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Nominations for election to the Board of Directors shall be made at such meeting only by or at the direction of the Board of Directors, by a nominating committee or person appointed by the Board of Directors, or by a stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2 and nominates such proposed nominee in person or by proxy at the annual meeting of stockholders. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the later of (i) the sixtieth (60th) day prior to such annual meeting or (ii) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. To be eligible to be a nominee for election or re-election as a director, a person nominated for election or re-election as a director must deliver a written representation and agreement that such person will comply, if elected or re-elected as a director of the corporation, with all policies and guidelines applicable to all directors of the corporation, including, without limitation, all applicable corporate governance, conflict of interest and confidentiality policies and guidelines. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as director of the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein.

    The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

    At each annual meeting of the stockholders, only such business shall be conducted as shall have properly been brought before the meeting. To be properly before the meeting, the business to be conducted must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a stockholder entitled to vote at the meeting. In addition to any other applicable requirements, for business to be properly brought before the meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and present such business in person or by proxy at the annual meeting of stockholders. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the corporation not less than sixty (60) days nor more than ninety days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the later of (i) the sixtieth (60th) day prior to such annual meeting or (ii) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. A stockholder's notice to the Secretary of the corporation shall set forth as to each matter that the stockholder proposes to bring before the annual meeting, (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons

(including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. Notwithstanding the foregoing provisions of this Section 2, a stockholder seeking to have a proposal included in the corporation's proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (including, but not limited to, Rule 14a-8 or its successor provision), including the requirements regarding appearance and presentation of the proposal at the stockholder meeting.

    Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2; provided, however, that nothing in this Section 2 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with the procedures set forth in this Section 2.

    The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business sought to be so conducted was not properly brought before the meeting in accordance with the provisions of this Section 2, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

    Section 3.    Special Meetings of Stockholders. Special meetings of the stockholders may be called only by the Chief Executive Officer or by the Board of Directors pursuant to a resolution adopted by a majority of the directors constituting the entire Board of Directors.

    Section 4.     Notice of Meetings. Notice of the place, if any, date and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date of the meeting (unless a different time is specified by law) by or at the direction of the Chief Executive Officer, the Secretary or the officer calling the meeting to every stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Except as otherwise provided herein or permitted by applicable law, notice to stockholders shall be in writing and delivered personally or mailed to the stockholders at their address appearing on the books of the corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meeting may be given to stockholders by means of electronic transmission in accordance with applicable law. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submits a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

    Section 5.    Quorum. The holders of a majority of the shares entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum at meetings of stockholders except as otherwise provided by applicable law or the Certificate of Incorporation.

    Section 6.     Adjournments. The Chairman of the meeting shall have the power to adjourn the meeting from time to time to reconvene at the same or some other place, if any, and notice need not be given of such adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

    Section 7.    Election of Directors. Each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present; provided, if the number of persons properly nominated to serve as directors exceeds the number of directors to be elected, then each director of the corporation shall be elected by the vote of a plurality of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors. For purposes of this Section 7, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to the director’s election; votes cast shall include votes against and exclude abstentions with respect to the director’s election.

    If a nominee for director is not elected and the nominee is an incumbent director, the director shall promptly tender his or her resignation to the Board of Directors, subject to acceptance by the Board of Directors. The Corporate Governance and Directors Nominating Committee will make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors will act on the tendered resignation, taking into account the Corporate Governance and Directors Nominating Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of certification of the election results. The Corporate Governance and Directors Nominating Committee in making its recommendation and the Board of Directors in making its decision may each consider any factors or other information that they consider appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Corporate Governance and Directors Nominating Committee or the decision of the Board of Directors with respect to his or her resignation.

    If a director’s resignation is accepted by the Board of Directors pursuant to this Bylaw, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the provisions of Section 2 of Article III of these Bylaws or may decrease the size of the Board of Directors.

    Section 8.    Voting. Except as provided in Section 7 of this Article with respect to the election of the Board of Directors, at a meeting at which a quorum is present, the vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote shall be the act of the stockholders' meeting, unless the vote of a greater number is required by law or the Certificate of Incorporation. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class are limited or denied by the Certificate of Incorporation.

    Section 9.    Proxies. At any meeting of the stockholders, every stockholder having the right to vote may vote either in person, or by proxy appointed by an instrument in writing as to a particular meeting and any adjournment or adjournments thereof subscribed by such stockholder or by his or her duly authorized attorney-in-fact. A proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise provided by law.

    Section 10. Stockholder List. The officer or agent having charge of the stock transfer books shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal place of business of the corporation, and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer book or to vote at any such meeting of stockholders.

    Section 11.    Rules of Conduct. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. The Chairman of the Board of Directors shall act as Chairman of the meeting and shall preside at all meetings of the stockholders. In the absence of the Chairman of the Board of Directors, the Board of Directors shall designate a person to serve as Chairman of the meeting. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board of Directors, the Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all acts as, in the judgment of such Chairman, are appropriate for the proper conduct of the meeting.

ARTICLE III.

Directors

    Section 1.    Number of Directors. The number of directors of the corporation shall eight (8). The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his or her successor is elected and qualified or until the director’s earlier death, resignation, disqualification or removal; provided, that any director may be removed at any time, with or without cause, by the holders of a majority of the shares of capital stock entitled to vote, represented in person or by proxy, at any duly constituted meeting of stockholders called for the purpose of removing any such director or directors. Directors need not be residents of the State of Delaware or stockholders of the corporation.

    Section 2.     Vacancies. Any vacancy occurring in the Board of Directors may be filled by the vote of a majority of the directors then in office though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any newly created directorship(s) resulting from an increase in the authorized number of directors elected by all stockholders entitled to vote as a single class shall be filled by the vote of a majority of the directors then in office, though less than a quorum.

    Section 3.    Resignations. A director may resign at any time by notice given in writing or by electronic transmission to the corporation. Such resignation shall take effect at the date of receipt of such notice by the corporation or at such later time as is therein specified.

    Section 4.    Duties of Board of Directors. The business and affairs of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation, or these Bylaws directed or required to be exercised and done by the stockholders.

    Section 5.     Locations of Meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Delaware.

    Section 6.    Regular Meetings. Regular meetings of the Board of Directors may be held at such time and at such place as shall from time to time be determined by the Board of Directors or its Chairman. Written notice of regular meetings of the Board of Directors shall not be required.

    Section 7.     Special Meetings. Special meetings of the Board of Directors may be held at such time and at such places as may be determined by Chairman of the Board of Directors or the Presiding Director. Special meetings of the Board of Directors may be called upon twenty-four (24) hours’ notice to each director, or such shorter period of time as the person calling the meeting deems appropriate in the circumstances, either personally or by email, mail or telephone. Neither the business to be transacted at, nor the purposes of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such special meeting.

    Section 8.    Quorum. A majority of the total number of Directors then fixed pursuant to Section 1 of Article III of these Bylaws shall constitute a quorum for the transaction of business, and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is required by applicable law or the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

    Section 9.    Committees. The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any members of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

    Section 10.    Committee Meetings. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings. At least one-half of the members shall constitute a quorum, unless a greater percentage is specified in the committee’s charter. All matters shall be determined by a majority vote of the members present. Action to be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in proper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV.

Notices

    Section 1.    Notices. If mailed, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation and such notice shall be deemed to be given when deposited in the United States mail with postage thereon prepaid. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law or any successor provision thereto.

    Section 2.    Waivers. Whenever any notice is required to be given to any stockholder or director under the provisions of the statutes, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

    Section 3.    Attendance. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE V.

Officers

    Section 1.    Positions. Except as other provided in these Bylaws, all references to officers shall apply to both elected officers and appointed officers. The elected officers of the corporation shall consist of a Chief Executive Officer, President, Chief Financial Officer, a Secretary and a Treasurer and, in addition, one or more Senior Vice Presidents or Vice Presidents, as determined by the Board of Directors. One individual person may hold multiple offices.

    Section 2.     Appointment. The elected officers, and any other officers which the Board of Directors consider should be elected, shall be appointed or elected by the Board of Directors at its first meeting after each annual meeting of stockholders or at such other time and place determined by the Board and at such other times as determined by the Board of Directors to fill vacancies in elected offices. Such other officers and assistant officers and agents that are not otherwise elected by the Board of Directors may be appointed by the Chief Executive Officer of the corporation, including, with respect to each Business Group, a Chairman, a President, and one or more Vice Presidents.

    Section 3.    Resignation; Removal. The elected and appointed officers of the corporation shall hold office until their respective successors shall have been appointed or elected pursuant to these Bylaws and shall have qualified or until their earlier death, resignation, disqualification or removal. Any elected officer may be removed from office by a majority vote of the total number of Directors then fixed pursuant to Section 1 of Article III of these Bylaws with or without cause at any time, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any appointed officer may be removed by the Chief Executive Officer with or without cause at any time, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

    Section 4.     Chairman. The Chairman of the Board of Directors, if one is elected by the Board of Directors, shall have the powers and duties as shall be prescribed by the Board of Directors. The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors, and shall have such other powers and duties as usually pertain to such office or as may be delegated by the Board of Directors.

    Section 5.    Chief Executive Officer. Unless the Board of Directors shall otherwise delegate such duties, the Chief Executive Officer shall have general supervision, management,

direction and control of the business of the corporation, including those listed in Section 2 and Section 3 of this Article, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer or his or her designee shall have the authority to execute bonds, leases, mortgages, promissory notes and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. The Chief Executive Officer shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall perform such other duties and possess such other authority and powers as the Board of Directors may from time to time prescribe.

    Section 6.    Chief Financial Officer. The Chief Financial Officer shall have general financial supervision, management, direction and control of the business and affairs of the corporation and shall see that all financial orders and resolutions of the Board of Directors are carried into effect. The Chief Financial Officer shall be authorized to execute promissory notes, bonds, mortgages, leases and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. The Chief Financial Officer shall have the general financial powers and duties of management usually vested in the office of chief financial officer of a corporation and shall perform such other duties and possess such other authority and powers as the Board of Directors, Chief Executive Officer or Chairman of the Board may from time to time prescribe.

    Section 7.    President. The President shall have the general powers and duties of management usually vested in the office of president (in circumstances where such corporation also maintains the office of chief executive officer) or chief operating officer of a corporation (including the general supervision of the day-to-day operations of the corporation) and shall perform such other duties and possess such other authority and powers as the Board of Directors, Chief Executive Officer or Chairman of the Board may from time to time prescribe.

    Section 8. Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer and the President. Each Vice President, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Chief Executive Officer or the President, perform the duties and exercise the powers of the Chief Executive Officer or the President during that officer’s absence or inability to act. The Vice Presidents shall also have the authority to execute promissory notes, bonds, mortgages, leases and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. Each Vice President shall also perform such other duties and have such other powers as the Board of Directors, Chief Executive Officer or President of the corporation shall prescribe.

    Section 9.    Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and shall record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees, when requested. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors. The Secretary shall keep in safe custody the seal of the corporation, and, when authorized by the Board of Directors or directed by the President or any Vice President, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of the Treasurer or any Assistant Secretary. The Secretary shall also perform such other duties and have such other powers as the Board of Directors, Chief Executive Officer or President of the corporation shall prescribe.

    Section 10.    Assistant Secretaries. The Assistant Secretaries, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. The Assistant Secretaries shall also perform such other duties and have such other powers as the Board of Directors, Chief Executive Officer or President of the corporation shall prescribe.

    Section 11.    Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositaries as may be designated from time to time by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors or Chief Financial Officer, taking proper vouchers for such disbursements, and shall render to the Chief Financial Officer and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer. If required by the Board of Directors, the Treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation. The Treasurer shall also perform such other duties and have such other powers as the Board of Directors, Chief Executive Officer, Chief Financial Officer or President of the corporation shall prescribe.

    Section 12. Assistant Treasurers. Each Assistant Treasurer, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. Each Assistant Treasurer shall also perform such other duties and have such other powers as the Board of Directors, Chief Executive Officer, Chief Financial Officer or President of the corporation shall prescribe.

    Section 13. Other Officers. Such other officers and assistant officers and agents as may be deemed necessary may be appointed by the Chief Executive Officer of the corporation, including a Chairman, a President, and one or more Vice Presidents of the respective Business Groups. The President or the Vice Presidents of the Business Group who, in the order of their seniority, unless otherwise determined by the Chief Executive Officer of the corporation, shall perform the duties of the Chairman or President, as the case may be, of the Business Group in the absence or disability of the Chairman or President, as the case may be, of that Business Group. Each President or Vice President, as the case may be, of a Business Group shall perform such other duties and have such other powers as the Chief Executive Officer of the corporation or the Chairman or President, as the case may be, of that Business Group shall prescribe. Business Group officers shall hold office until their respective successors shall have been chosen and shall have qualified or until their earlier death, resignation, disqualification or removal. Any Business Group officer appointed by the Chief Executive Officer may be removed by the Chief Executive Officer with or without cause at any time. Any vacancy occurring in any office of a Business Group by death, resignation, removal or otherwise shall be filled by the Chief Executive Officer of the corporation.

ARTICLE VI.

Indemnification of Directors and Officers

    Section 1.    Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was or has agreed to become a director or an officer of the corporation or is or was serving or has agreed to serve at the request of the corporation as a director, officer, or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article VI with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

    Section 2.    Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 1 of this Article VI, an indemnitee shall also have the right to be paid by the corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The Board of Directors, may, in the manner set forth herein, and upon approval of such indemnitee, authorize the corporation’s counsel to represent such indemnitee in any action, suit or proceeding, whether or not the corporation is a party to such action, suit or proceeding.

    Section 3.    Right of Indemnitee to Bring Suit. If a claim under Section 1 or 2 of this Article VI is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) business days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit (including, without limitation, if the suit is dismissed without prejudice), or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise shall be on the corporation.

    Section 4.    Determination Regarding Standard of Conduct. Any indemnification under this Article VI (unless ordered by a court) shall be paid by the corporation unless a determination is made (1) by the Board of Directors by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (3) by the stockholders, that indemnification is not proper in the circumstances because the indemnitee has not met the requisite standard of conduct under applicable law.

    Section 5.    Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or directors or otherwise.

    Section 6.    Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

    Section 7.    Nature of Rights. The rights conferred upon indemnitees in this Article VI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

    Section 8.    Severability. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer of the corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE VII.

Certificates for Shares; Record Dates; Written Consent

    Section 1.    Certificates for Shares. Shares of stock of the corporation may be certificated or uncertificated as provided under Delaware General Corporation Law. The corporation shall deliver, upon request, certificates representing all shares to which stockholders are entitled; and such certificates shall be signed by the President or a Vice President, and the Secretary or an Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. No certificate shall be issued for any share until the consideration therefor has been fully paid. Each certificate representing shares shall state upon the face thereof that the corporation is organized under the laws of the State of Delaware, the name of the person to whom issued, the number and class and the designation of the series, if any, which such certificate represents, and the par value of each share represented by such certificate or a statement that the shares are without par value. Except as otherwise provided by law, the rights and obligations of holders of uncertificated shares and the rights and obligations of holders of certificated shares of the same class and series shall be identical.

    Section 2.    Signatures. The signatures of the President or Vice President, and the Secretary or Assistant Secretary, upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of the issuance.

    Section 3.    Replacement of Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued or may register uncertificated shares in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates or the registration of uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance or registration thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

    Section 4.    Transfer of Certificates. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate or register uncertificated shares to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. Upon the receipt of proper transfer instructions of uncertificated shares by the holders thereof in person or by their duly authorized legal representatives, such uncertificated shares shall be cancelled, issuance of new equivalent certificated shares or registration of uncertificated shares shall be made to the stockholder entitled thereto and the transaction shall be recorded on the books of the corporation.

    Section 5.    Record Dates; Written Consent.

    (a) Meetings. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting. If no record date is fixed by the Board of Directors for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders or any adjournment thereof, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice of the meeting of stockholders is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting and in such case shall also fix the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date that is fixed for the determination of stockholders entitled to vote therewith at the adjourned meeting.

    (b) Written Consent.

(i)In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date and in connection therewith, shall provide the information set forth in Section 5(b)(ii) of Article VII. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date upon which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the corporation having custody of the book in which proceedings of stockholders’ meeting are recorded, to the attention of the Secretary of the corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(ii)To be in proper form for purposes of this Section 5, a request by a stockholder for the Board of Directors to fix a record date shall set forth:

(a)As to any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent, the information set forth in Section 2(b)(i), Section 2(b)(ii), Section 2(b)(iii)(with respect to any written consent for the election or re-election of a director nominee) and Section 2(b)(v) of Article II with respect to such stockholder; and

(b)As to the action or actions proposed to be taken by written consent, (1) a brief description of the action or actions, the reason for taking such action or actions and any material interest in such action or actions of any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent, (2) the text of the resolutions or consent proposed to be acted upon by written consent of the stockholders, (3) a reasonably detailed description of all agreements, arrangements and understandings between any stockholder and any other person or persons (including their name) in connection with the request or such action or actions and (4) if election of directors is one of the actions proposed to be taken by written consent, as to each person whom any stockholder proposed to be elected or re-elected as a director, the information regarding the nominee as set forth in, or required from the nominee by, Section 2 of Article II.

(c)In addition to the requirements of this Section 5, any stockholder seeking to take an action by written consent shall comply with all requirements of applicable law, including all of the requirements of the Securities Exchange Act of 1934, as amended, with respect to such action.

    (c) Dividends; Distributions. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) days prior to such action. If no record date has been fixed by the Board of Directors, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

    Section 6.    Stockholder of Record. The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VIII.

General Provisions

    Section 1.    Dividends. The Board of Directors may declare and the corporation may pay dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of its Certificate of Incorporation.

    Section 2.    Reserves. Subject to applicable law, the Board of Directors may by resolution create a reserve or reserves out of earned surplus for any purpose or purposes and may abolish any such reserve in the same manner.

    Section 3.    Reports. The Board of Directors must, when requested by the holders of at least one-third of the outstanding shares of the corporation, present written reports of the business and financial affairs of the corporation.

    Section 4.    Signatures. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate as provided in these Bylaws.

    Section 5.    Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

    Section 6.    Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation and may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

    Section 7.    Conflicts. These Bylaws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these Bylaws may conflict with applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

    Section 8.     Exclusive Forum. Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director or officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim against the corporation, its directors, officers or employees arising pursuant to any provision of the General Corporation Law of the State of Delaware or the corporation’s Certificate of Incorporation or these Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the corporation, its directors, officers or employees governed by the internal affairs doctrine, except as to each of (i) through (iv) above, for any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Section 8 of Article VIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 8 of Article

VIII (including, without limitation, each portion of any sentence of this Section 8 of Article VIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby

ARTICLE IX.

Amendments

    These Bylaws may be altered, amended or repealed at any regular or special meeting of, or by the unanimous written consent of, the Board of Directors.